UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2024

Infinite Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Sully’s Trail, Suite 202, Pittsford, New York	14534
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 385-0610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2024, Infinite Group, Inc. (the “Company”) entered into an amended and restated loan and security agreement (the “Agreement”), dated as of August 16, 2024, by and between the Company and Harry Hoyen (the “Lender”), pursuant to which the Company may borrow up to an aggregate amount of $2,000,000 (the “Loan”).

Pursuant to the Agreement, on August 16, 2024, the Company borrowed $1,200,000 from the Lender and issued to the Lender a secured promissory note evidencing such portion of the Loan (“Note 1”) having a term ending on August 16, 2028. Commencing on September 1, 2024, the Company may borrow up to an additional $800,000 from the Lender to be evidenced by another secured promissory note in the principal amount of $800,000 (“Note 2”) having a term ending on the date that is four years after the date thereof. In accordance with the Agreement, the Loan is secured by all of the Company’s right, title and interest in all of its assets whether now or hereafter acquired, including without limitation all of its equipment, fixtures, inventory, accounts, general intangibles, goods, investment property, deposit accounts, documents, letters-of-credit rights, chattel paper and the corresponding proceeds.

The Loan bears interest at an annual rate of 8.0%, provided that upon an Event of Default, as defined in the Agreement, the interest rate increases to the lesser of (i) 15.0% per annum and (ii) the maximum non-usurious rate of interest that, under applicable law, the Lender is then permitted to contract for, charge or collect from the Company on the Loan or the other obligations of the Company under the Agreement.]. The Company may prepay the Loan, in whole or in part, at any time without fee or penalty. The Agreement and Note 1 provide that the Company will pay the Lender $52,500 per month until the Loan is paid in full.

The Agreement contains provisions limiting the Company’s incurrence of additional debt or any liens on its assets, its ability to declare dividends, and its ability to dissolve, enter into a merger or acquisition transaction or sell all or substantially all of its assets until all amounts due under the Loan have been repaid.

The foregoing summary of the Agreement and the Note is qualified in its entirety by reference to the Agreement and the Note, which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 relating to the Agreement and Note 1 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of August 16, 2024, by and between Infinite Group, Inc. and Harry Hoyen
10.2	Secured Promissory Note in the principal amount of $1,200,000, dated August 16, 2024, issued by Infinite Group, Inc. to Harry Hoyen
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinite Group, Inc.

Date: August 22, 2024	By:	/s/ James Villa
James Villa
Chief Executive Officer

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